UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 10, 2017
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ECHELON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	000-29748 (Commission File Number)	77-0203595 (I.R.S. Employer Identification No.)
2901 Patrick Henry Drive Santa Clara, California 95054 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number including area code: (408) 938-5200 (Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Named Executive Officers

To assist Echelon Corporation (the “Company”) in its continued efforts to conserve cash and to strengthen pay for performance alignment with shareholder interests, the named executive officers of the Company (“NEOs”) voluntarily commuted their respective rights to earn a cash bonus in 2017 under executive employment agreements to an award of performance shares (each, a “Performance Award”) that may be earned under the 2017 Management Incentive Plan (the “MIP”) for fiscal 2017. The Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the MIP on January 6, 2017, as part of its annual review of target incentive compensation for the Company.

Under the terms of the MIP, each NEO received a Performance Award covering a number of shares of Common Stock determined by dividing (i) the target cash bonus amount set forth in such NEO’s executive employment agreement by (ii) $5.06, which is the closing price per share of the Company’s Common Stock on January 3, 2017. The actual number of shares of Common Stock issuable upon vesting of each Performance Award will vary depending on the Company’s achievement of certain performance targets, with up to 37.5% of the shares scheduled to vest upon the achievement of certain revenue targets, up to 37.5% of the shares subject to vest upon the achievement of certain non-GAAP operating income targets, and the remaining shares subject to vest upon the achievement of certain individual performance objectives.

All Performance Awards were granted pursuant to the terms of the Company’s 2016 Equity Incentive Plan (the “Plan”) and are subject to the terms of an Executive Change in Control Severance Agreement (the “Change in Control Agreement”) between the Company and the applicable NEO. Unless vesting is accelerated in accordance with the Plan or the Change in Control Agreement, no shares will be earned for a particular performance metric unless the performance threshold for that metric is met. To the extent that any performance metric is not met under the MIP, the shares underlying the Performance Award attributable to that metric will not vest and will be automatically returned to the Plan. If all performance targets are met in full, an aggregate of 143,283 shares of Common Stock will be issued to the following NEOs upon vesting of the Performance Awards, subject in each case to such NEO’s continuing service to the Company through March 15, 2018: Christopher Jodoin, 16,799 shares; C. Michael Marszewski, 13,834 shares; Sohrab Modi, 14,823 shares; Alicia Moore, 18,775 shares; and Ronald A. Sege, 79,052 shares.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ECHELON CORPORATION
By:    /s/ C. Michael Marszewski
C. Michael Marszewski
Vice President and Chief Financial Officer
Dated:    January 12, 2017